                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
AMERIGROUP Corporation


We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

(signed)  KPMG LLP

Norfolk, Virginia
July 21, 2000